ASSIGNMENT OF ROYALTY

THIS INDENTURE dated for reference the _______day of __________, 2009

BETWEEN:

Jason Dussault

(herein called the "Assignor")

AND:

Dussault Apparel Inc.

(the "Assignee")

WHEREAS:

A. The Assignor has entered into a merchandising license agreement dated effective April 15, 2009 (the "License Agreement") with Gene Simmons Company and USPA Accessories LLC for the license of “Moneybag” intellectual property and related products, pursuant to and in accordance with the terms and conditions of the License Agreement. The Assignor has agreed to provide sales and design services under the Licence Agreement in consideration for royalty payments from 4.5% to 7.5% of gross income from sales derived under the License Agreement.

B. From any royalty payments that may become due to the Assignor, the Assignor has agreed to assign to the Assignee 5% of the gross income (the “Royalty Amount”) and has agreed to assign to the Assignee all of the Assignor's right, title and interest in and to the Royalty Amount, (together with all evidences thereof and all rights and benefits of the Assignor pertaining thereto and proceeds derived therefrom, the "Assigned Rights") in accordance with this Assignment. By way of example, for royalty payments of 7.5% of gross income, the Assignor shall retain 2.5% and the Assignee shall receive the 5% Royalty Amount, and for royalty payments of 4.5%, the entire amount shall be assigned as the Royalty Amount.

NOW THEREFORE, in consideration of the sum of $10.00 now paid by the Assignees to the Assignor (the receipt and sufficiency of which are hereby acknowledged by the Assignor), the Assignor covenants and agrees as follows:

1. The Assignor hereby absolutely and unconditionally forever assigns, transfers and sets over unto the Assignee all of the Assignor's right, title and interest in and to the Assigned Rights and all benefits and advantages to be derived therefrom; and the full benefit of all covenants and agreements on the part of the Assignor, or any third parties with respect to any of the Assigned Rights; with full power and authority to collect payment of the Royalty Amount and the interest accrued thereon, or enforce, demand, collect, sue for breach of any said warranty, guarantee, indemnity or covenant or for specific performance of any said warranty, guarantee, indemnity or covenant contained in the License Agreement or any instrument given in support thereof, in the name of the Assignor.

2. The Assignor warrants to the Assignee that:

(a)	the Assignor has full right, power and authority to enter into this Assignment and to assign the Assigned Rights to the Assignee;

(b)

except as set out in this Assignment, the Assignor has not assigned all or any part of its interest in any of the Assigned Rights and has not granted any options, interests or other rights in or to any of the Assigned Rights;

(c)	no payment is required to be made to any person other than the Assignor in order for the Assignee to enjoy the full benefit of, the Assigned Rights; and

(d)

none of the License Agreement or any instrument of the Assignor given in support thereof have been amended, modified, terminated or surrendered nor has the Assignor waived any of its rights thereunder.

3. The Assignor will at all times hereafter execute and deliver, at the request of the Assignee, all such further documents, deeds and instruments, and will do and perform all such acts as may be necessary or desirable to give full effect to the intent and meaning of this Assignment. Without limiting the generality of the foregoing, the Assignor will execute such financing statements, financing change statements, notices or directions as may be necessary or advisable to cause all pertinent offices of public record to amend their records to show the interests of the Assignee in the Assigned Rights and to direct parties to the License Agreement to fulfil their obligations under the License Agreement or any instrument made by the Assignor in favour of the Assignor in respect thereof for the benefit of the Assignee.

4. Each of the parties to this Assignment acknowledges that such party has read this document and fully understands the terms of this Assignment, and acknowledges that this Assignment has been executed voluntarily after either receiving independent legal advice, or having been advised to obtain independent legal advice and having elected not to do so

5. This Assignment will enure to the benefit of the Assignees and their successors and assigns, and will be binding upon the Assignor and its successors and assigns.

6. This Assignment will be governed by and construed in accordance with the laws in force in the State of Nevada and the parties submit to the non-exclusive jurisdiction of the courts of State of Nevada in any proceedings pertaining to the Assigned Rights or this Assignment.

7. This Assignment may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts will be construed together and will constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Assignment as of the day and year first above written.

Per:
Jason Dussault

Dussualt Apparel Inc.

Per:
Authorized Signatory